UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 26, 2024

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock voting, $0.0025 par value	STLD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2024, Steel Dynamics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), between the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”). The Underwriting Agreement includes the terms and conditions of the offer and sale (the “Offering”) of $600 million aggregate principal amount of the Company’s 5.375% Notes due 2034 (the “Notes”), indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The Offering is expected to close on July 3, 2024, subject to customary closing conditions.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. In particular, the affiliates of some of the Underwriters are participants in the Company’s unsecured revolving credit facility of $1.2 billion that matures on July 19, 2028. They have received, or may in the future receive, customary fees and commissions or other payments for these transactions. As a result of the planned use of proceeds of the Offering, Underwriters or affiliates of the Underwriters who hold any of the $400 million aggregate principal amount of the Company’s 2.800% Senior Notes due 2024 may receive a portion of the net proceeds of the Offering. Further, U.S. Bancorp Investments, Inc., one of the Underwriters, is an affiliate of U.S. Bank Trust Company, National Association (the “Trustee”), who is the trustee under the Indenture, dated as of December 7, 2022, between the Company and the Trustee which the terms of the Notes will be governed by.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)             Exhibits.

The following exhibit is filed with this report:

Exhibit Number                     Description

1.1	Underwriting Agreement, dated June 26, 2024, between Steel Dynamics, Inc. and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (filed herewith).

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler

Date: June 28, 2024	By:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer